Exhibit 10.9

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of December 8, 2020, is made by and among Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Company”), and the person or entity listed on Schedule A hereto (the “Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of even date herewith, as amended and in effect from time to time (the “LLC Agreement”).

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, and is the sponsor of Thayer Ventures Acquisition Corporation, a Delaware corporation (the “SPAC”) in connection with the SPAC’s merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”); and

WHEREAS, the SPAC has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capital Commitment. The Unitholder hereby agrees to contribute, in installments, to the Company pursuant to the terms of, and at the times required by, the LLC Agreement an aggregate amount set forth on Schedule A (such Unitholder’s “Capital Commitment”) in exchange for the issuance by the Company of an aggregate of Class A Common Units set forth on Schedule A (the “Units”). All payments of the Unitholder’s Capital Commitment shall be made by wire transfer of immediately available funds pursuant to instructions provided by the Company in accordance with the terms of the LLC Agreement. All references herein are to United States Dollars.

(b) Concurrently with the execution and delivery of this Agreement:

(i) the Company shall deliver to the Unitholder (or such Unitholder’s custodian, as per its delivery instructions), a counterpart to the LLC Agreement duly executed by the Company;

(ii) the Unitholder shall deliver to the Company, a counterpart to the LLC Agreement duly executed by the Unitholder; and

(iii) the Unitholder shall deliver to the Company an Accredited Investor Questionnaire.

(c) Potential Forfeiture.

(i) If on the Business Day following the closing of the IPO, the Unitholder beneficially owns or holds, directly or indirectly, including through any firm commitments to purchase, a number of Public Shares that is less than the Forfeiture Threshold (as defined below), then the Unitholder shall automatically forfeit and have no further right, title or interest in, the Unitholder’s Class A Common Units. The Unitholder shall take all actions as may be reasonably necessary to consummate any forfeiture contemplated by this Section 1(c), including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Company to be necessary or appropriate (which shall not require the Unitholder to make any representations other than as to its clear title to the applicable Class A Common Units and its power and authorization to effect the transactions contemplated by the applicable agreement or other instrument), and the Unitholder hereby grants to the Company and any representative designated by the Company without further action by the Unitholder a limited irrevocable power of attorney to effect any forfeiture contemplated hereby on behalf of the Unitholder, which power of attorney shall be deemed to be coupled with an interest.

(ii) If on either (A) the date of the vote by the SPAC’s stockholders to approve the Business Combination or (B) the Business Day immediately prior to the closing of the Business Combination (each, a “Determination Date”), the Unitholder beneficially owns or holds, directly or indirectly, including through any firm commitments to purchase, after giving effect to any redemptions of Common Stock in connection with the Business Combination, a number of Public Shares (the “Determination Date Shares”) that is less than the Forfeiture Threshold (as defined below), then the Unitholder shall, at the Company’s sole discretion, forfeit and have no further right, title or interest in, a pro rata number of the Class A Common Units held by the Unitholder, the pro rata number being calculated as a fraction, the numerator of which is the number of Shortfall Shares (as defined below) and the denominator is the Forfeiture Threshold, provided that the Unitholder shall not be obligated to forfeit under this Section 1(c)(ii) any Class A Common Units in excess of 50% of the Class A Common Units then-held by the Unitholder as of the Determination Date. The Unitholder shall take all actions as may be reasonably necessary to consummate any forfeiture contemplated by this Section 1(c), including entering into agreements and delivering certificates and instruments and consents as may be deemed by the Company to be necessary or appropriate (which shall not require the Unitholder to make any representations other than as to its clear title to the applicable Class A Common Units and its power and authorization to effect the transactions contemplated by the applicable agreement or other instrument), and the Unitholder hereby grants to the Company and any representative designated by the Company, without further action by the Unitholder a limited irrevocable power of attorney to effect any forfeiture contemplated hereby on behalf of the Unitholder, which power of attorney shall be deemed to be coupled with an interest.

(iii) As used herein, (A) the “Forfeiture Threshold” shall initially mean 1,498,500 Public Shares minus the number of shares of Class A Common Stock purchased by the Unitholder in a private placement contemporaneously with the consummation of the Business Combination; provided, that (1) if the actual number of Public Units offered and sold in the IPO is less than 15,000,000, then the Forfeiture Threshold shall be automatically reduced on a pro rata basis, (2) if the Company initially allocates the Unitholder less than 1,498,500 Public Shares in connection with the IPO, then the Forfeiture Threshold shall be automatically reduced to reflect the number of Public Shares actually allocated to the Unitholder by the Company; provided that this clause (2) shall not apply if the Unitholder purchases less than the amount of Public Shares initially allocated to the Unitholder by the Company, (3) to the extent the underwriters exercise the over-allotment option, then the Forfeiture Threshold shall be automatically increased on a pro rata basis in the same proportion as the amount of the over-allotment option that is exercised, (4) if the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination is less than or equal to the Forfeiture Trigger Amount, the Forfeiture Threshold shall be deemed to mean zero (0) Public Shares; and (5) if the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination is greater than the Forfeiture Trigger Amount, the Forfeiture Threshold shall equal: (I) the aggregate number of Public Shares that are redeemed by the holders thereof in connection with the Business Combination in excess of the Forfeiture Trigger Amount minus (II) the number of shares of Class A Common Stock purchased by the Unitholder in a private placement contemporaneously with the consummation of the Business Combination; provided that in no event will the Forfeiture Threshold exceed 1,498,500 Public Shares, (B) the “Shortfall Shares” shall mean the amount by which the Forfeiture Threshold exceeds the Determination Date Shares; and (C) the “Forfeiture Trigger Amount” shall mean a number of Public Shares equal to two percent (2%) of the Public Shares entitled to vote on the Business Combination.

(iv) Solely by way of example to illustrate the provisions of Section 1(c)(i), if the Forfeiture Threshold is 1,498,500 and on a Determination Date the Unitholder beneficially owns 1,000,000 Public Shares (meaning that the number of Determination Date Shares is 1,000,000), then the Shortfall Shares shall be 498,500, and the percentage of the Class C Common Units that the Unitholder would forfeit would be 33.27% (e.g., 498,500 divided by 1,498,500).

2. Representations and Warranties of the Unitholder. The Unitholder represents and warrants to the Company that the following statements are true as of the date hereof and on each date on which such Unitholder makes a Capital Contribution to the Company:

(a) Residency. If such Unitholder is a natural person, then such Unitholder resides in the state or province identified in the address of such Unitholder set forth on Schedule A hereto. If such Unitholder is a partnership, corporation, limited liability company or other entity, then the principal place of business of such Unitholder is identified in the address or addresses of such Unitholder set forth on Schedule A hereto.

(b) Organization and No Conflict. If such Unitholder is a partnership, corporation, limited liability company or other entity, such Unitholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Unitholder’s execution, delivery and performance of this Agreement and the other documents referred to hereto to which it is a party, its consummation of the transactions contemplated hereby and thereby and its compliance with the provisions hereof and thereof will not (i) violate any provision of any law applicable to such Unitholder or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under such Unitholder’s governance documents.

(c) Authority. Such Unitholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other documents referred to hereto to which it is a party. This Agreement and the other documents referred to hereto to which such Unitholder is a party have been duly authorized, executed and delivered by such Unitholder. This Agreement is a legal, valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Governmental Authorization. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority, is required by or with respect to such Unitholder in connection with the execution and delivery of this Agreement and the LLC Agreement by such Unitholder or the consummation by such Unitholder of the transactions contemplated hereby and thereby. “Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

(e) Investment Intent. Such Unitholder is acquiring the Units for such Unitholder’s own account as principal and not in a fiduciary capacity, for investment purposes only, not for any other person and not for the purposes of resale or distribution. Such Unitholder understands that the offering and sale of the Units are intended to be exempt from registration under U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable U.S. state securities laws, and agrees that any Units acquired by such Unitholder may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (x) in any manner that would require the Company to register the Units under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdiction or (y) otherwise except in accordance with the restrictions set forth in the LLC Agreement.

(f) Financial Status. Such Unitholder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Such Unitholder is able to bear the economic risk of an investment in the Units for an indefinite period of time, has adequate means of providing for its current financial needs and business contingencies, has no need for liquidity in the investment in the Units, understands that it may not be able to liquidate its investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

(g) Foreign Investors. If the Unitholder is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986), the Unitholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale, or transfer of the Units. The Unitholder’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Unitholder’s jurisdiction.

(h) Independent Investigation; Non-Reliance. Such Unitholder understands the risks of a purchase of equity interests in the Company. Such Unitholder was offered the Units through private negotiations, not through any general solicitation or general advertising. In considering its participation, such Unitholder has conducted its own investigations and assessment, under the advice of its own counsel, and has not relied upon any representations (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any partner, member, manager, director, officer, employee or agent of the Company, other than as set forth in this Agreement.

(i) Due Diligence. Such Unitholder has been given the opportunity to ask questions of, and receive answers from, the Company and its personnel relating to the Company, concerning the terms and conditions of the investment in the Company, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(j) Finders’ Fees. Such Unitholder has not incurred, and will not incur, directly or indirectly, any cost or liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other transaction contemplated hereby.

(k) Rule 506 “Bad Actor”. No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act is applicable to such Unitholder or any of its Rule 506(d) Related Parties. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner (excluding, for the avoidance of doubt, any pension scheme beneficiary in a UK pension scheme by virtue of being a participant in such scheme) of such Unitholder’s securities for purposes of Rule 506(d) of the Securities Act.

(l) Anti-Money Laundering Compliance. As of the date of this Agreement, (i) such Unitholder is and at all times during the last five years has been in compliance with all United States federal, state and local laws and regulations and the laws and regulations of any foreign jurisdiction relating to the prevention of money laundering applicable to it or its property or in respect of its business and operations, including all applicable financial record-keeping, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended from time to time, including by the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act” and all such laws and regulations, the “Money Laundering Laws”), and (ii) the transactions contemplated by this Agreement are not being conducted by the Unitholder in connection with any violation of the Money Laundering Laws and will not cause the Unitholder to be in violation of any Money Laundering Laws. The amounts paid or to be paid by such Unitholder to the Company in respect of the transactions contemplated by this Agreement are not directly or, to the Unitholder’s knowledge, indirectly, derived from activities that may contravene U.S. federal or state or non U.S. laws or regulations, including the Money Laundering Laws.

(m) Sanctions. As of the date of this Agreement, none of (i) the Unitholder, (ii) any affiliate of such Unitholder, (iii) any person on whose behalf such Unitholder or any affiliate of such Unitholder is acting, or (iv) any person who directly or, to the knowledge of such Unitholder, indirectly beneficially owns securities issued by such Unitholder or any affiliate of such Unitholder is: (1) a country, territory or person targeted by sanctions administered by OFAC or the United States Department of State, including, without limitation, any person identified on the Specially Designated Nationals and Blocked Persons List Nationals maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identifications List or the Consolidated Sanctions List issued by OFAC, the Denied Persons List, Unverified List, or Entity List maintained and administered by the U.S. Department of Commerce’s Bureau of Industry and Security, or on any other relevant list of prohibited, restricted, sanctioned, or debarred parties (collectively, the “Sanctions Lists”), (2) a national or resident of, an entity organized or chartered by or in, a government instrumentality of, or an organization with a place of business in a country or territory that is subject to comprehensive sanctions administered by OFAC (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (3) a person who is 50% or more beneficially owned by one or more persons named on any of the Sanctions Lists, (4) a person engaged, directly or indirectly, in any unlawful transactions or other unlawful activities with any country, territory or person prohibited by OFAC, (5) a person that resides or has a place of business in any country or territory described in clause (2) hereof or which is designated as a High Risk or Other Monitored Jurisdiction by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or territory, (6) a “Foreign Shell Bank” within the meaning of the USA PATRIOT

Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, (7) a person that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or Section 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns, (8) a person that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns, or (9) a person that otherwise appears on any U.S.- government provided list of known or suspected terrorists or terrorist organizations. Except to the extent permitted by law, the Unitholder has not engaged in unlawful transactions of any type with any party described in any of clauses (1) through (9) in the past and is not currently engaging in any such transaction. Such Unitholder has in place and will continue to maintain internal policies and procedures that are reasonably designed to ensure the foregoing and to ensure that such Unitholder complies with any obligation to “block” assets that may come into the possession or control of such Unitholder and to report such blocked assets or attempted transaction by such persons to OFAC in the manner and to the extent required by law.

(n) Reliance; No other Representations and Warranties. Such Unitholder acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations of this Section 2 and hereby consents to such reliance. Such Unitholder represents that, except as expressly set forth herein, no oral or written representations or warranties have been made to such Unitholder by the Company or any of its agents, employees or Affiliates. Such Unitholder acknowledges and agrees that, except as expressly set forth in a writing executed by the Company, the Company shall not have any duty or obligation to disclose to such Unitholder any further material information regarding the Company in connection with the purchase of any Units pursuant to this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to the Unitholder as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite organizational power and authority to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business and is in good standing in every jurisdiction where such qualification is required.

(b) This Agreement is within the organizational power of the Company, has been duly authorized by all necessary organizational action, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

(c) The Units, when issued pursuant to this Agreement, will be legally and validly issued, fully paid, non-assessable and free and clear of any and all liens, mortgages, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (other than those imposed pursuant to applicable securities laws and the LLC Agreement).

(d) Assuming the truth and accuracy of the representations in Section 2 above, this Agreement and the transactions contemplated herein (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) do not and will not materially violate or result in a violation of, conflict with or constitute a default under any law, regulation or rule, or any other restriction imposed by any court or governmental authority applicable to the Company or the Units, (iii) do not and will not violate the governing documents of the Company, (iv) do not and will not materially violate or result in a violation of, conflict with or constitute a default under any order of any Governmental Authority, (v) do not and will not violate or result in a violation of, conflict with or constitute a default under any agreement or other instrument binding upon the Company or its assets as of the date hereof, and (vi) do not and will not result in the creation or imposition of any lien or other encumbrance of any kind on any asset of the Company.

(e) The Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

(f) Except as expressly set forth in Section 2 of this Agreement, no oral or written representations or warranties have been made to the Company by the Unitholder or any agent, employee or Affiliate thereof.

4. Notices. Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given in accordance with Section 14.11 of the LLC Agreement.

5. General Provisions.

(a) Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Unitholder or the Company in connection with the transactions contemplated by this Agreement shall survive the execution of this Agreement and the LLC Agreement and the sale and purchase of the Units and payment therefor and the dissolution and termination of the Company.

(b) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or scanned pages), each of which shall be deemed to be an original and shall be binding upon the Unitholder who executed the same, but all of such counterparts shall constitute the same agreement.

(c) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Unitholder, the Company and their respective successors and permitted assigns (including subsequent holders of the Units); provided that the Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation. The rights and obligations of the Unitholder under this Agreement shall not be assignable without the prior written consent of Company, except in connection with a transfer of Units as expressly permitted under the LLC Agreement.

(d) Descriptive Headings; Interpretation. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The term “this Agreement” means this Agreement together with all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” and other words of similar import mean “including, without limitation” and where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. The use herein of terms importing the singular shall also include the plural, and vice versa.

(e) Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Time is of the Essence. The parties to this Agreement hereby expressly acknowledge and agree that time is of the essence for each and every provision of this Agreement.

(g) Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

(j) Specific Performance. The parties to this Agreement acknowledge and agree that each would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(k) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(l) Entire Agreement. This Agreement and the agreements and documents referred to herein contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, written or oral, that may have related to the subject matter hereof in any way.

(n) Amendment. This Agreement may be amended only by the execution and delivery of a written instrument by or on behalf of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

THE COMPANY:

THAYER VENTURES ACQUISITION HOLDINGS LLC

By:	/s/ Mark Farrell
Name:	Mark Farrell
Title:	Manager

[Subscription Agreement – Thayer Ventures Acquisition Holdings LLC]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

UNITHOLDER:
GLAZER SPECIAL OPPORTUNITY FUND I, L.P.

By:	/s/ Paul Glazer
Name:	Paul Glazer
Title:	Managing Member

[Subscription Agreement – Thayer Ventures Acquisition Holdings LLC]

SCHEDULE A

Capital Commitment and Units

Name and Address of Unitholder	Capital Commitment ($)	Units
Glazer Special Opportunity Fund I, L.P.	$1,408.73	144,238.13 Class A-1 Common Units
Glazer Special Opportunity Fund I, L.P.	$500,000	250,000 Class A-2 Common Units